UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 29, 2011

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of
the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 29, 2011, Joy Global Inc. issued a press release announcing its purchase of approximately 136.5 million shares, or 10.5%, of International Mining Machinery Holdings Ltd., a Hong Kong listed designer and manufacturer of underground coal mining equipment in China.  The shares were purchased on the open market for HKD 8.00 per share.  A copy of the press release is Filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
     (d)         Exhibits

99.1           Press release dated July 29, 2011 of Joy Global Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: August 3, 2011	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller
and Chief Accounting Officer (Principal Accounting Officer)